UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

LIGHTING SCIENCE GROUP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

August 1, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lighting Science Group Corporation to be held at 9:00 a.m., Eastern Time, on August 28, 2014 at our headquarters located at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2013 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of our voting securities that you own. To vote your shares, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Richard H. Davis, Jr.

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 28, 2014:

Our Proxy Statement and 2013 Annual Report are available at:

http://proxyvote.com

LIGHTING SCIENCE GROUP CORPORATION

1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2014

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Lighting Science Group Corporation, a Delaware corporation, will be held on August 28, 2014 at 9:00 a.m. Eastern Time, at our headquarters located at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of six directors to serve on our Board of Directors (the “Board”) for which the following are nominees: Sanford R. Climan, Donald Harkleroad, General James Jones, Fredric Maxik, Warner Philips and Leon Wagner.

(2)	An advisory vote on executive compensation.

(3)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2014.

(4)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board recommends a vote “FOR” Proposals 1, 2 and 3.

The Board has fixed the close of business on July 1, 2014 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS

ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

Zvi Raskin

General Counsel and Corporate Secretary

August 1, 2014

1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2014

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “Lighting Science Group” refer to Lighting Science Group Corporation, a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board”), on behalf of Lighting Science Group Corporation to be voted at the 2014 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on August 28, 2014, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated August 1, 2014 and are expected to be first sent or given to stockholders on or about August 5, 2014.

The executive offices of the Company are located at, and the mailing address of the Company is, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 28, 2014:

Our Proxy Statement and 2013 Annual Report are available at:

http://proxyvote.com

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)	the election of six directors to the Board to serve until the 2015 annual meeting of stockholders (“Proposal 1”);

(2)	to conduct an advisory vote on executive compensation (“Proposal 2”);

(3)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year (“Proposal 3”); and

(4)	such other business as may arise that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Also, immediately following the vote on these matters, management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of this Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact us by mail at Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937, Attn: Investor Relations or by calling (321) 779-5520 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, we may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on July 1, 2014 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 209,600,993 shares of common stock (which excludes 2,505,000 treasury shares), 113,608.52 shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”), 62,365 shares of Series I Convertible Preferred Stock (“Series I Preferred Stock”) and 37,475 shares of Series J Convertible Preferred Stock (“Series J Preferred Stock” and, collectively with the shares of Series H Preferred Stock and the Series I Preferred Stock, the “Preferred Shares”) were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. As described in the section entitled “Certain Relationships and Related Transactions,” certain holders of shares of our Series H Preferred Stock and Series I Preferred Stock have a contractual right to elect directors at the Annual Meeting based on their pro-rata ownership of our Common Stock and Preferred Shares, but do not otherwise have a right to vote their Preferred Shares with respect to other matters at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on each matter to be acted upon at the Annual Meeting. Our Amended and Restated Certificate of Incorporation prohibits cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposals 1 or 2 presented in this Proxy Statement but your broker does have discretionary authority to vote your shares with respect to Proposal 3.

How do I vote my shares?

If you are a record holder, you may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Zvi Raskin and Susan Mermer to serve as proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Zvi Raskin, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.

Proposals 2 and 3:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” Proposals 1, 2 and 3.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” Proposals 1, 2 and 3.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposals 1 and 2, but will be able to vote those shares with respect to Proposal 3. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•	Giving written notice of revocation to the Company addressed to Zvi Raskin, Corporate Secretary, at the Company’s address above, which notice must be received before noon on August 27, 2014.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the director nominees, i.e., the six director nominees who receive the most votes will be elected. Assuming the presence of a quorum, approval of each of Proposals 2 and 3 will require the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting.

How are abstentions and broker non-votes treated?

Any stockholder who is present at the Annual Meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote, your shares will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting but may constitute broker non-votes, resulting in no votes being cast on your behalf with respect to certain proposals.

An abstention or failure to instruct your broker how to vote with respect to Proposal 1 will not be counted as an affirmative or negative vote in the election of directors and will have no effect on the outcome of the vote with respect to Proposal 1. An abstention with respect to Proposal 2 or Proposal 3 will have the same effect as a vote against such proposal. Failure to instruct your broker how to vote with respect to Proposal 2 will have no effect on the outcome of the vote because broker non-votes are not considered shares entitled to vote. However, if you do not give your broker specific instructions on how to vote your shares with respect to Proposal 3, your broker may vote your shares at its discretion.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We plan to publish the voting results in a current report on Form 8-K, which is required to be filed with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact Investor Relations at (321) 626-9449.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated six directors for election at the Annual Meeting by the stockholders (each referred to herein as a “Company Nominee” and, collectively as the “Company Nominees”). The Board manages Lighting Science Group’s business and affairs, exercises all corporate powers and establishes corporate policies. Our Amended and Restated Bylaws (“Bylaws”) provide that the Board will consist of such number of directors as may be determined from time to time by resolution of the Board, which is currently fixed at ten directors. Proxies cannot be voted for a greater number of persons than the number of Company Nominees named in the Proxy Statement.

On May 25, 2012, we entered into a Preferred Stock Subscription Agreement with RW LSG Holdings LLC (“RW Holdings”) and certain other investors (the “Riverwood Subscription Agreement”) pursuant to which we issued 60,705 shares of Series H Preferred Stock and 6,364 shares of Series I Preferred Stock at a price of $1,000 per Preferred Share (the “Preferred Offering”). In addition, on May 25, 2012, holders of all of our then issued and outstanding shares of Series G Preferred Stock, including affiliates of Pegasus Capital Advisors, L.P., our largest stockholder (“Pegasus Capital” and, together with RW Holdings and their respective affiliates, the “Primary Investors”), elected to convert such shares into 4,346 shares of Series H Preferred Stock and 50,001 shares of Series I Preferred Stock (the “Rollover Offering”). These transactions are discussed in more detail in the section of this proxy statement titled “Certain Relationships and Related Transactions.”

The Certificates of Designation establishing the terms of our Series H Preferred Stock (the “Series H Certificate of Designation”) and the Certificate of Designation establishing the terms of our Series I Preferred Stock (the “Series I Certificate of Designation” and, together with the Series H Certificate of Designation, the “Certificates of Designation”) provide that for so long as a Primary Investor continues to beneficially own at least 2,500 Preferred Shares, such Primary Investor has the right to elect the number of directors to our Board equal to the greater of (a) two (2) directors and (b) the product obtained by multiplying (i) the total number of directors that constitute the whole Board by (ii) the Primary Investor’s pro rata share of our outstanding shares of common stock and securities exercisable, convertible or exchangeable into or for shares of common stock. In addition, the Series H Certificate of Designation provides Cleantech Europe II (A) LP (“Cleantech A”) and Cleantech Europe II (B) LP (“Cleantech B”, and together with Cleantech A, “Zouk”) with the right to elect one director to our Board on behalf of the holders of Series H Preferred Stock, so long as Zouk continues to beneficially own at least 2,500 Preferred Shares.

As of August 1, 2014, Pegasus Capital, RW Holdings and Zouk had the right to appoint five, two and one directors, respectively. On July 18, 2014 and pursuant to these rights, Pegasus Capital has indicated its intent to elect Craig Cogut, Richard H. Davis, Jr., Jonathan Rosenbaum and Seth Bernstein as directors of the Company to serve on behalf of the holders of Series I Preferred Stock (the “Series I Directors”), leaving one position vacant. RW Holdings and Zouk have indicated they do not intend to elect any directors to serve on behalf of the holders of Series H Preferred Stock (the “Series H Directors”) at this time. Other than the rights provided in the Certificates of Designation, there are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

Directors are elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. Other than with respect to the Series H Directors and the Series I Directors, vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, or by newly created directorships resulting from any increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board is present, and any director elected as a result of a vacancy or a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

If a quorum is present, the Company Nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes have no effect on the vote. The six Company Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve.

The following table sets forth the Company Nominees for election at the Annual Meeting and information with respect to their positions with Lighting Science Group and ages.

Name	Age	Position
Sanford R. Climan	58	Director
Donald Harkleroad	70	Director
General James Jones	70	Director
Fredric Maxik	54	Chief Technology Officer and Director
Warner Philips	44	Director
Leon Wagner	61	Director

The following table sets forth the Series I Directors and information with respect to their positions with Lighting Science Group and ages.

Name	Age	Position
Series I Directors:
Craig Cogut	60	Chairman of the Board of Directors
Richard H. Davis, Jr.	56	Chief Executive Officer and Director
Jonathan Rosenbaum	41	Director
Seth Bernstein	38	Director

When considering whether each Company Nominee and Series I Director has the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the individual biographies set forth below. Each Company Nominee and Series I Director exhibits collegiality, honesty and integrity. There are no family relationships between any of our directors or executive officers.

Set forth below is biographical information for each Company Nominee and Series I Directors.

Company Nominees

Sanford R. Climan

Sanford R. Climan joined our Board on June 12, 2014. Mr. Climan is president of Entertainment Media Ventures, Inc., a company active in media investment and strategic advisory work that he founded in 1999. Since 2013, Mr. Climan has also served as chief executive officer of Oz Media, LLC, which was formed in 2013 in partnership with Dr. Mehmet Oz and is dedicated to building companies committed to improving health and wellness across cultures and geographies. In addition, Mr. Climan has served as an operating advisor for Pegasus Capital since May 1, 2014. From 2007 to 2010, Mr. Climan served as the first chief executive officer of 3ality Digital, LLC, a leading company in the development and commercialization of technologies that enable high quality digital 3D image capture, digital 3D broadcast and software that enables consumer applications of 3D entertainment. Mr. Climan also serves on several charitable boards, including The American Cinematheque, The Fulfillment Fund, and the UCLA School of Theater, Film and Television. Mr. Climan served as a member of the Advisory Committee to the Director of the Centers for Disease Control and Prevention from 2008 to 2012. Mr. Climan also serves as an advisor on entertainment and media to the World Economic Forum and its Annual

Gathering in Davos, Switzerland, as a member of the Reuters Editorial Advisory Board and as a member of the Advisory Board to the Yale CEO Leadership Institute of the Yale School of Management. Mr. Climan holds a Master of Business Administration degree from Harvard Business School, a Master of Science degree in Health Policy and Management from Harvard School of Public Health, and a Bachelor of Arts degree from Harvard College.

We believe Mr. Climan is qualified to serve on our Board because of his extensive business knowledge, media expertise and experience in the development and commercialization of technologies.

Donald Harkleroad

Donald Harkleroad has served as a director for us since 2003 and served as Vice Chairman of the Board from December 2010 to May 2012. He currently serves as president of The Bristol Company, an Atlanta-based private holding company with interests in the food service, technology services, real estate and merchant banking industries. From 2003 until 2011, Mr. Harkleroad served as a director for Easylink Services International Corp., a global provider of on-demand electronic messaging and transaction services. Until its sale in 2006, he was also a founding director of Summit Bank Corporation, a commercial bank with offices in Georgia, Texas and California.

We believe Mr. Harkleroad is qualified to serve on our Board because he brings significant operating, finance, legal and business knowledge through having participated in various management roles at a number of public and private companies and having practiced corporate and securities law for over 30 years. In addition, Mr. Harkleroad brings an ability to identify and implement strategic growth opportunities that help to provide guidance as the Company identifies new ways to compete.

General James Jones

General James Jones joined our board on April 1, 2014. General Jones served as National Security Advisor to President Obama in 2009 and 2010, the State Department’s Special Envoy for Middle East Regional Security in 2008 and as the president and chief executive officer of the U.S. Chamber of Commerce’s Institute for 21st Century Energy in 2007. General Jones has an extensive military background and has served as the former commander of U.S. European Command and Supreme Allied Commander Europe, where he led military operations for the North Atlantic Treaty Organization (NATO) from 2003-2006. During his NATO assignment, General Jones advocated energy security and the defense of critical infrastructures as a core part of NATO’s future missions. He also worked to unite energy consumers and producers to increase the variety of the U.S. energy supply and associated infrastructures, to advance international cooperation on energy issues, to protect national energy security, and to promote better understanding of changes to the global climate and its effects on the environment. Pegasus Capital intends to elect General Jones to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe General Jones is qualified to serve on our Board because of his extensive experience in international business, energy-related issues and executive leadership.

Fredric Maxik

Fredric Maxik joined our Board on June 12, 2014. Mr. Maxik has served as our Chief Technology Officer since January 2010 and from June 2004 to October 2007. Mr. Maxik served as our Chief Scientific Officer from October 2007 to January 2010 and as a director from August 2004 to October 2007. After graduating from Bard College with a Bachelor of Arts degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he served as vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik’s research and innovation has resulted in the issuance of 112 U.S. patents in the field of solid state lighting, which are held by Lighting Science Group and its subsidiaries. Mr. Maxik is also a member of the expert advisory committee for Pegasus Capital.

We believe Mr. Maxik is qualified to serve on our Board because of his extensive experience in innovative product development and lighting technology.

Warner Philips

Warner Philips joined our Board on February 13, 2014. Mr. Philips is an international cleantech entrepreneur and investor with over 17 years of experience in private equity-owned and venture-backed businesses. Mr. Philips serves as an operating advisor to Pegasus Capital. Mr. Philips also advises smart thermostat company Nest Labs, which was recently acquired by Google Inc. Mr. Philips started his career at Netherlands-based venture capital firm NeSBIC as an investment analyst. In 2001, Mr. Philips joined Secon, an Amsterdam-based multi-brand apparel company where he led a strategic reorganization. In 2002, Mr. Philips co-founded the Amsterdam-based cleantech incubator Tendris, which spurned start-ups such as renewable energy retailer Durion (later Oxxio), carbon neutral credit card affinity program Climacount, and LED lighting pioneer Lemnis. Mr. Philips was actively involved in operations at the Tendris companies until 2012 and was CEO of Climacount until 2006. He is an early investor in energy software company C3, in residential solar services company Sungevity, in social impact fashion brand Maiyet, and in community product sharing company Yerdle. Mr. Phillips also serves on several non-profit boards and is the chairman of the board of directors of the Cradle to Cradle Products Innovation Institute, a non-profit that promotes the highest standard of sustainable product design.

We believe Mr. Philips is qualified to serve on our Board because of his substantial business, technology and investment experience.

Leon Wagner

Leon Wagner has served as a director for us since January 2011. Mr. Wagner is chairman and CEO of LWPartners, an independent financial services firm. He was a founding partner and chairman of GoldenTree Asset Management, from 2000 to 2010 an alternative asset management firm specializing in leveraged loans, high yield bonds, distressed assets and equities in hedge, long only and structured funds. At the time of his retirement in December 2010, GoldenTree managed in excess of $12 billion in capital. Prior to founding GoldenTree, Mr. Wagner was the co-head of the high yield sales and trading department at CIBC World Markets (“CIBC”), a provider of credit and capital markets products, securities, brokerage and asset management services, from 1995 to 2000. He joined CIBC in 1995 when it acquired The Argosy Group, LP. Mr. Wagner directed public and private placement marketing and structuring for high yield issuance at both institutions. Mr. Wagner is also a distinguished philanthropist and the 2003 recipient of the Gustave L. Levy Award, presented by the UJA-Federation of New York, in recognition of service to the community. Mr. Wagner received his M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Lafayette College.

We believe Mr. Wagner is qualified to serve on our Board because he brings significant financial experience and knowledge to the Board.

Series I Directors

Craig Cogut

Craig Cogut joined our Board on December 5, 2013 and was appointed Chairman of the Board on February 3, 2014. Mr. Cogut has spent a career building successful investment businesses. Mr. Cogut founded Pegasus Capital in 1996 and serves as its Chairman and President. In 1990, Mr. Cogut co-founded and was one of the original partners at Apollo Advisors L.P., a position he held for five years preceding the creation of Pegasus Capital. Mr. Cogut is an active philanthropist in the fields of improving education, building civil society and championing environmental and health issues. Mr. Cogut serves as Chairman of The Polyphony Foundation, an organization that he co-founded to provide equal opportunity music education for Arab and Jewish Israeli youth. In addition, Mr. Cogut serves as a Trustee of Brown University and board member for Arizona State University’s Global Institute of Sustainability, for Human Rights First, for The McCain Institute for International Leadership at Arizona State University and for the R-20 Regions of Climate Action. Mr. Cogut is a member of the Executive Council of the Clinton Health Access Initiative and serves as the Chairman of The Cogut Center for the Humanities at Brown University. Mr. Cogut is an alumnus of Brown University and Harvard Law School. Pegasus Capital intends to elect Mr. Cogut to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Cogut is qualified to serve on our Board because of his significant experience in global manufacturing and extensive experience in business, finance and investing.

Richard H. Davis, Jr.

Richard H. Davis Jr. joined our Board on November 13, 2013 and was appointed interim Chief Executive Officer on February 3, 2014. Mr. Davis joined Pegasus Capital as an operating partner in 2005 and became partner and chief operating officer in 2010. Mr. Davis is a member of the Executive, Investment and Compliance Committees of Pegasus Capital. Previously, Mr. Davis served on President Ronald Reagan’s political team in three Reagan administration cabinet agencies including as White House Special Assistant to the President for the Domestic Policy Council. In his capacity in the White House, Mr. Davis managed all policy development related to climate, energy and environment. President George H.W. Bush appointed Mr. Davis Deputy Executive Director for the White House Conference on Science and Economic Research Related to Global Climate Change. In 2000 and 2008, Mr. Davis served as Senator John McCain’s national campaign manager leading all aspects of the campaign activity. While serving as Senator McCain’s chief strategist and political advisor, Mr. Davis was integral in the development of key legislative initiatives including ground breaking climate legislation and campaign finance reform. Mr. Davis currently serves on the Board of The Environmental Defense Action Fund developing initiatives and ties to the corporate community that promotes better stewardship of the environment. Pegasus Capital intends to elect Mr. Davis to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Davis is qualified to serve on our Board because of his extensive experience in business, relationship management, executive leadership and investing.

Jonathan Rosenbaum

Jonathan Rosenbaum joined our Board on February 3, 2014. Mr. Rosenbaum serves as a managing director for Raycliff Investments and focuses in the areas of consumer, real estate, technology and energy, directing the firm’s investments in those categories. Prior to Raycliff Investments, Mr. Rosenbaum held various executive finance and corporate development roles with a number of companies in the technology and media industries. Most recently, he served in this capacity at PRN, the largest U.S. out of home television media network, until its sale to Thomson SA. Prior to PRN, Mr. Rosenbaum performed in similar capacities for GE/NBC’s online arm, NBC Internet, as well as with other technology startups. Mr. Rosenbaum began his career in business assurance services at Ernst & Young LLP, in the firm’s technology, communication and media practice. Mr. Rosenbaum is a graduate of the University of California at Santa Barbara. Pegasus Capital intends to elect Mr. Rosenbaum to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Rosenbaum is qualified to serve on our Board because of his extensive experience in business, finance and investing.

Seth Bernstein

Seth Bernstein serves as Global Vice-President for Business Development and Strategy for NCR Corporation, a global technology company. He is also a Senior Advisor to Craig Cogut and Pegasus Capital and Pegasus Capital and Mr. Bernstein have entered into a general consulting agreement pursuant to which Mr. Bernstein provides consulting services to Pegasus Capital. Prior to joining NCR, from 2007 to 2011, Mr. Bernstein was owner and chief executive officer of Empower Software Solutions, a leading national provider of innovative and state-of-the-art human resources solutions. Mr. Bernstein is also a member of the Board of Advisors of KPMG LLP, a director of Forstmann Little and Company, a member of the University of Central Florida’s Board and Athletic Board, and the Board of the American Spectator. He and his wife founded the Kids House organization where he currently serves as a board member. He is also the Chairman of the Compound Foundation. Mr. Bernstein is a graduate of the University of Connecticut. Pegasus Capital intends to elect Mr. Bernstein to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Bernstein is qualified to serve on our Board because of his extensive experience in business, finance and investing.

Required Vote and Board Recommendation

If a quorum is present and voting, the six Company Nominees receiving the highest number of votes will be elected as directors. If you hold your shares in your own name and abstain from voting on the election of directors, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for the six nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board recommends that you vote FOR each Company Nominee.

CORPORATE GOVERNANCE

Lighting Science Group, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including employees of our subsidiaries, as well as each of our directors and certain persons performing services for us. The Code of Business Conduct and Ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the Code of Business Conduct and Ethics, employee misconduct, improper conflicts of interest or other violations. Our Code of Business Conduct and Ethics is available on our website at www.lsgc.com in the “Corporate Governance” section found under the “Who We Are” tab.

Board Composition

Our Amended and Restated Certificate of Incorporation and Bylaws provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. The size of our Board is currently fixed at 10 directors. Subject to any rights applicable to any then outstanding preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. The term of office for each director will be until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, whichever is earliest to occur. Stockholders vote to elect directors each year at our annual meeting.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence

Although Lighting Science Group is not currently listed on the NASDAQ Stock Market or any other exchange, we rely on the definition of independence set forth in the NASDAQ Listing Rules (“NASDAQ Rules”). Under the NASDAQ Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Messrs. Harkleroad, Rosenbaum and Wagner are “independent directors,” as defined under Rule 5605(a)(2) of the NASDAQ Rules.

Because LSGC Holdings LLC (“LSGC Holdings”) holds more than 50% of the voting power for the election of our directors, we would qualify as a “controlled company” under the NASDAQ Rules. As a controlled company, exemptions under the NASDAQ Rules provide relief from the obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of our Board consists of “independent directors,” as defined under the NASDAQ Rules; and

•	that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These exemptions do not modify the independence requirements for our Audit Committee, and we would be required to comply with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ Rules within the applicable time frame in the event that we become listed on a NASDAQ exchange.

Board Committees, Meetings and Attendance

During 2013, the Board held six meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders. During 2013, each director attended at least 75% of the total number of meetings held by the Board and Board committees of which such director was a member, except for Mr. Wagner who attended 68% of the total number of meetings held by the Board and Board committees of which he was a member. Messrs. Cogut and Davis, who were elected to the Board on December 5, 2013 and November 13, 2013, respectively, each attended one of the two meetings held at the end of 2013 after their election to the Board. Eight of our nine then serving directors attended our last annual meeting of stockholders, which was held on May 23, 2013.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an Audit Committee, Compensation Committee, Executive Committee and a Committee of Independent Directors. Committee assignments are re-evaluated annually and approved by the Board annually. Each of these committees operates under a charter that has been approved by our Board. The current charters of each of these committees are available on our website at www.lsgc.com under “About Us” and the “Corporate Governance” section under “Investor Relations.”

Audit Committee

Our Board has established an Audit Committee. Our Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and monitoring the guidelines and policies governing risk assessment and risk management.

During 2013 and through February 6, 2014, the members of our Audit Committee were Mr. Harkleroad, Thomas Smach and Karel (Kaj) den Daas. Mr. Smach resigned from the Board and the committees on which he served on February 6, 2014, and Mr. den Daas resigned from the Board and the committees on which he served on February 7, 2014. On February 13, 2014, the Board appointed Mr. Rosenbaum to our Audit Committee, and appointed Mr. Harkleroad as the chairman of our Audit Committee. The Audit Committee met 10 times during 2013. Our Board has determined that each of Messrs. Harkleroad and Rosenbaum are independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. Our Board has determined that Mr. Rosenbaum qualifies under the NASDAQ listing standards as an “audit committee financial expert” within the meaning of the rules of the SEC.

Compensation Committee

Our Compensation Committee is responsible for, among other matters: (1) recommending to our Board for consideration, the compensation and benefits of our executive officers and key employees; (2) monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives; (3) administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board concerning these matters; (4) preparing, if necessary, the Compensation Committee report that may be required by SEC rules to be included in our annual report; and (5) preparing recommendations and periodic reports to the Board concerning these matters At times, compensation matters have been addressed by the full Board rather than by the Compensation Committee.

During 2013 and through February 3, 2014, the members of our Compensation Committee were Nicholas Brathwaite (Committee Chair), F. Philip Handy and Messrs. Wacaster and Wagner. On February 3, 2014, Mr. Handy resigned from the Board and the committees on which he served. The Board has not yet appointed replacement members to serve on the Compensation Committee with Mr. Wagner following the Annual Meeting. The Compensation Committee met eight times during 2013.

Executive Committee

Our Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board meetings. The Executive Committee has the authority of the full Board, except for specific powers that are required by law to be exercised by the full Board. Actions taken by the Executive Committee are reported to the Board at its next meeting.

During 2013 and through February 6, 2014 the Executive Committee was composed of Mr. Brathwaite (Committee Chair) and Messrs. Wacaster and Wagner. On February 6, 2014, Mr. Brathwaite resigned from the Board and the committees on which he served and Mr. Wacaster was appointed Chairman of the Executive Committee. The Board has not yet appointed replacement members to serve on the Executive Committee following the Annual Meeting. The Executive Committee did not meet during 2013.

Committee of Independent Directors

Our Committee of Independent Directors was originally formed by resolution of the Board to: (1) consider, negotiate and approve or reject related-party transactions, without further Board approval, between the Company and (a) Pegasus Capital (b) executive officers or directors of the Company; or (c) any other person or entity that may be deemed an affiliate or related party; and (2) approve awards under the Company’s 2012 Amended and Restated Equity-Based Compensation Plan (the “Equity Plan”) (in addition to the authority of the Compensation Committee and the Board to do so). The charter for the Committee of Independent Directors was adopted by the Board on June 8, 2012.

During 2013 and through February 7, 2014, the Committee of Independent Directors was composed of Messrs. Harkleroad, den Daas and Wagner. On February 7, 2014, Mr. den Daas resigned from the Board.

The Board has not yet appointed replacement members to serve on the Committee of Independent Directors with Messrs. Harkleroad and Wagner. The Committee of Independent Directors met three times during 2013.

Director Nominations

We do not have a standing nominating committee, as such committee is described under the NASDAQ Rules. Because we would qualify as a “controlled company” under the NASDAQ Rules, and in light of the rights of certain holders of our Series H Preferred Stock and Series I Preferred Stock to elect directors, our Board has determined that it is appropriate not to have a standing nominating committee. As a result, our Board presently considers all matters for which a nominating committee would be responsible and each member of our Board participates in the consideration of director nominees.

The Board considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Board follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2013.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Corporate Secretary at our corporate offices at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Such nomination must satisfy the notice; information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Board considers the following factors:

•	the appropriate size and diversity of our Board;

•

our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

•	balancing continuity of our Board with periodic injection of fresh perspectives provided by new Board members.

Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and our relative standing in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and principal executive officer are filled by two separate individuals. From June 8, 2012 through September 11, 2013, Nicholas Brathwaite served as our Chairman of the

Board. On September 11, 2013, Philip Handy, who had been a member of the Board since May 2013, was appointed to succeed Mr. Brathwaite as the Chairman of the Board. Mr. Brathwaite continued to serve on the Board until his resignation on February 6, 2014. On February 3, 2014, Mr. Handy resigned from the Board. Following Mr. Handy’s resignation, Mr. Cogut was appointed as our Chairman of the Board and continues to serve in that capacity. We believe this leadership structure, whereby the role of Chairman and Chief Executive Officer are separate, is appropriate due to the temporary nature of Mr. Davis’ service as Interim Chief Executive Officer.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, as part of its oversight of our Company’s executive compensation program, the Compensation Committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The Compensation Committee has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Corporate Secretary, Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company; however, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address these concerns.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28, we believe that our compensation policies and decisions are focused on pay for performance principles, as well as being strongly aligned with the long-term interests of our stockholders and being competitive in the marketplace. The Company’s overall compensation philosophy is to provide a competitive total compensation package that will:

•	fairly compensate our executive officers;

•	attract and retain qualified executive officers who are able to contribute to the long-term success of our Company;

•	incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking; and

•	align our executives’ long-term interests with those of our stockholders.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related tabular and narrative disclosures.”

Required Vote and Board Recommendation

This advisory proposal regarding executive compensation requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote, your broker will not have the authority to vote your shares. Broker non-votes are not considered shares entitled to vote and thus will have no effect on the outcome of the vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board recommends a vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related tabular and narrative disclosures.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE 2014 FISCAL YEAR

The Audit Committee of the Board has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for the year ending December 31, 2014, and the Board has directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion. Abstentions will have the same effect as a vote against this proposal. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of the Record Date by each person known to us to own beneficially 5% or more of the outstanding common stock, each director, named executive officers and the directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. Percentage of ownership is based on 209,604,553 shares of common stock issued and outstanding (which excludes 2,505,000 treasury shares) as of July 16, 2014.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date by that stockholder are deemed outstanding.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Directors and Executive Officers
Richard Davis (2)	123,636		*
Thomas C. Shields (3)	1,756,599	(4)	*
Fredric Maxik (5)	2,363,528	(6)	*
Vincent J. Colistra (7)	—		*
Jeremy Cage (8)	1,145,833	(9)	*
Brad Knight (10)	1,600,439	(11)	*
Patrick Meagher (12)	384,467	(4)	*
Craig Cogut (13) (14)	312,576,611	(15)	86.9%
Donald Harkleroad	954,463	(16)	*
Warner Philip (17)	175,890		*
Jonathan Rosenbaum (18)	204,041		*
Steven Wacaster	—		*
Leon Wagner	8,940,866	(19)	*
Gen. James Jones (20)	150,137		*
Sanford R. Climan (21)	110,685		*
Directors and Executive Officers as a Group (10 persons)	325,599,857		88.3%
Certain Persons
LED Holdings, LLC (14)	20,972,496		10.0%
LSGC Holdings LLC (14)	154,089,829	(22)	73.5%
PP IV (AIV) LED, LLC (14)	154,089,829	(23)	73.5%
PP IV LED, LLC (14)	154,089,829	(23)	73.5%
LSGC Holdings II LLC (14)	92,056,785	(15)	30.8%
Pegasus Partners IV, L.P. (14)	249,116,311	(15)	83.4%
PCA LSG Holdings, LLC (14)	52,217,318	(15)	20.1%
RW LSG Holdings LLC (24)	61,558,889	(25)	22.7%
RW LSG Management Holdings LLC (24)	554,221	(26)	*
Riverwood Capital Management Ltd. (24)	61,558,889	(25)	22.7%
Cleantech Europe II (A) LP (27)	30,061,358	(28)	12.7%
Zouk Capital LLP (27)	28,494,737	(29)	12.0%
Zouk Ventures Ltd. (27)	28,494,737	(29)	12.0%
Zouk Holdings Ltd. (27)	230,901	(30)	*

*	Less than 1%.
(1)	The number and percentage of shares of common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power.

(2)	Mr. Davis was appointed as our interim Chief Executive Officer on February 3, 2014.
(3)	Mr. Shields resigned as our Chief Financial Officer on July 8, 2014.
(4)	Represents shares of common stock issuable to upon exercise of stock options issued under the Equity Plan.
(5)	Mr. Maxik was appointed to our Board on June 12, 2014.
(6)	Includes 2,185,416 shares of common stock issuable to Mr. Maxik upon the exercise of stock options issued under our Equity Plan.
(7)	Mr. Colistra was appointed to serve as our Interim Chief Executive Officer, effective November 8, 2013. Mr. Colistra resigned as our Interim Chief Executive Officer and was appointed as our Chief Restructuring Officer effective as of February 3, 2014. Mr. Colistra resigned as our Chief Restructuring Officer on April 25, 2014.
(8)	Mr. Cage was appointed to serve as our Chief Executive Officer, effective January 2, 2013, and as a member of the Board on March 5, 2013. Mr. Cage resigned as our Chief Executive Officer and member of our Board effective as of November 8, 2013.
(9)	Includes 1,031,250 shares of common stock issuable to Mr. Cage upon the exercise of stock options issued under the Equity Plan.
(10)	Mr. Knight was appointed to serve as our Interim Chief Operating Officer, effective May 25, 2012, and as our Interim Chief Executive Officer on October 19, 2012. Mr. Knight resigned as our Interim Chief Executive Officer on January 2, 2013 and resigned as our Interim Chief Operating Officer on July 8, 2013. Mr. Knight provided consulting services to us through RW Holdings until February 18, 2014.
(11)	Includes 1,408,131 shares of common stock issuable to Mr. Knight upon the exercise of stock options issued under the Equity Plan.
(12)	Mr. Meagher was appointed to serve as our Executive Vice President of Product Development, effective June 18, 2012. Mr. Meagher resigned as our Executive Vice President of Product Development effective as of December 31, 2013.
(13)	Mr. Cogut joined our Board effective December 5, 2013 and was named Chairman of our Board effective February 3, 2014. Mr. Cogut serves as Chairman and President of Pegasus Capital, our controlling stockholder.
(14)	The principal address and principal office of each of LED Holdings, LLC (“LED Holdings”), LSGC Holdings, PP IV (AIV) LED, LLC (“PP IV (AIV)”), PP IV LED, LLC (“PP IV”), LSGC Holdings II LLC (“Holdings II”), Pegasus Partners IV, L.P. (“Pegasus IV”), PCA LSG Holdings, LLC (“PCA Holdings”), and Mr. Cogut is c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807.
(15)

Pegasus IV is the managing member of LSGC Holdings and Holdings II. Pegasus Investors IV, LP (“Pegasus Investors”) is the general partner of Pegasus IV and Pegasus Investors IV GP, LLC (“Pegasus GP”) is the general partner of Pegasus Investors. Pegasus GP is wholly owned by Pegasus Capital, LLC (“Pegasus LLC,” and together with Pegasus IV, Pegasus Investors and Pegasus GP, the “Pegasus Entities”). Pegasus LLC may be deemed to be directly or indirectly controlled by Mr. Cogut. By virtue of the foregoing, the Pegasus Entities and Mr. Cogut may be deemed to beneficially own (i) the 20,972,496 shares of common stock held by LED Holdings; (ii) the 133,117,333 shares of common stock held directly by LSGC Holdings; (iii) the 2,877,314 shares of common stock, 16,396,843 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by LSGC Holdings, 20,691,579 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by LSGC Holdings and 52,091,050 shares of common stock issuable upon exercise of warrants held directly by Holdings II. Additionally, Pegasus Investors, Pegasus GP, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 2,969,697 shares of common stock held directly by Pegasus IV. Furthermore, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 1,464,950 shares of common stock, 19,280,000 shares of common stock issuable upon conversion of shares of Series I Convertible Preferred Stock held directly by PCA Holdings, 8,947,368 shares of common stock issuable upon the exercise of shares of Series J Preferred Stock held directly by PCA Holdings and 22,252,000 shares of common stock issuable upon the exercise of warrants held directly by PCA Holdings Pegasus LLC is the managing member of PCA Holdings. Each of the Pegasus Entities and Mr. Cogut disclaims beneficial ownership of any of the securities held by LED Holdings, LSGC Holdings II LLC and PCA

Holdings and this disclosure shall not be deemed an admission that any of Pegasus IV, Pegasus Investors, Pegasus GP, Pegasus LLC or Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) or for any other purpose. Furthermore, Mr. Cogut may be deemed to indirectly own the 5,000,000 shares of common stock issuable upon the exercise of warrants held by Pegasus Capital Partners IV, LP (“PCP IV”) and the 5,000,000 shares of common stock issuable upon the exercise of warrants held by Pegasus Capital Partners V, LP (“PCP V”). Pegasus GP is the general partner of PCP IV and Pegasus Investors V (GP), LLC (“Pegasus V GP”) is the general partner of PCP V. Pegasus V GP is wholly owned by Pegasus LLC. Each of Pegasus GP, Pegasus V GP and Mr. Cogut disclaims beneficial ownership of any of the securities held by PCP IV and PCP V and this disclosure shall not be deemed an admission that Pegasus GP, Pegasus V GP or Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) or for any other purpose. Additionally, Mr. Cogut may be deemed to indirectly own 602,982 shares of common stock that represent payment of director fees paid by us to Pegasus Capital Advisors IV, L.P. (“Pegasus Capital IV”). Pegasus Capital Advisors IV GP, LLC (“Pegasus Capital IV GP”) is the general partner of Pegasus Capital IV and Mr. Cogut is the sole owner and managing member of Pegasus Capital IV GP. Mr. Cogut disclaims beneficial ownership of the securities held by Pegasus Capital IV, and this disclosure shall not be deemed an admission that Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) or for any other purpose.
(16)	Includes 281,199 shares of common stock issued to The Bristol Company. Additionally, includes 24,000 and 6,250 shares of common stock issuable to Mr. Harkleroad and The Bristol Company, respectively, upon exercise of stock options issued under the Equity Plan. Mr. Harkleroad is the sole shareholder of The Bristol Company and may be deemed the beneficial owner of the shares held by The Bristol Company.
(17)	Mr. Philips joined our Board on February 13, 2014.
(18)	Mr. Rosenbaum joined our Board on February 3, 2014.
(19)	Includes 120,000 shares of common stock held by trusts for which Mr. Wagner may be deemed the beneficial owner and 27,068 shares of common stock issuable to Mr. Wagner upon exercise of stock options issued under the Equity Plan. Also includes 7,001,053 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held by Mr. Wagner.
(20)	General Jones joined our Board on April 1, 2014.
(21)	Mr. Climan joined our Board on June 12, 2014.
(22)	LSGC Holdings may be deemed to indirectly beneficially own 20,972,496 shares of common stock held directly by LED Holdings.
(23)	PP IV (AIV) and PP IV may be deemed to indirectly beneficially own the 20,972,496 shares of common stock held by LED Holdings and the 133,117,333 shares of common stock held by LSGC Holdings due to their respective membership interests in LSGC Holdings.
(24)	The principal address and principal office of “RW Holdings”, RW LSG Management Holdings LLC (“Riverwood Management”) and Riverwood Capital Management (“Riverwood CM”) is c/o Riverwood Capital Partners L.P., 70 Willow Road, Suite 100, Menlo Park, CA 94304.
(25)	Riverwood Capital Partners L.P. (“RCP”) is the sole managing member of RW Holdings. Riverwood Capital L.P. (“RCLP”) is the sole general partner of Riverwood Capital. Riverwood Capital GP Ltd. (“RC Ltd.”) is the sole general partner of RCLP. Riverwood Capital Management L.P. (“RCM LP”) serves as investment advisor to RCP. RCM Ltd. is the sole general partner of RCM LP. As a result of these relationships, each of Riverwood Capital, RCLP, RC Ltd. and RCM Ltd. may be deemed to beneficially own any shares of common stock deemed to be beneficially held by RW Holdings. Additionally, RCM LP is the sole managing member of Riverwood Management. Riverwood Capital Management Ltd. (“RCM Ltd.”) is the sole general partner of RCM LP. As a result of such relationships, each of RCM LP and RCM Ltd. may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by Riverwood Management. By virtue of the foregoing, the Riverwood CM may be deemed to beneficially own the 42,105,263 shares of common stock issuable upon conversion of shares of Series H Preferred Stock, 5,530,526 shares of common stock issuable upon conversion of shares of Series J Preferred Stock and 13,923,100 shares of common stock issuable upon exercise of warrants held directly by RW Holdings.

(26)	Consists of 554,221 shares of common stock granted to Riverwood Management as compensation for Nicholas Brathwaite and Thomas Smach’s service on the Board during 2012 and 2013.
(27)	The principal address and principal office of each of “Cleantech A”, “Cleantech B”, Cleantech GP II Ltd. (“Cleantech GP”), Zouk Capital LLP (“ZCL”) and Zouk Ventures Ltd. (“ZVL”) is 100 Brompton Road, London, SW3 1ER, United Kingdom. The principal address and principal office of Zouk Holdings Ltd. (“ZHL”) is c/o State Street Global Services, 22 Greenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(28)	Represents 21,960,000 shares of common stock issuable upon conversion of shares of Series H Preferred Stock, 2,303,158 of common stock issuable upon conversion of shares of Series J Preferred Stock and 5,798,200 shares of common stock issuable upon the exercise of Series J Warrants held directly by Cleantech A.
(29)	Represents 21,960,000 and 3,829,474 shares of common stock issuable upon conversion of shares of Series H Convertible Preferred Stock held directly by Cleantech A and Cleantech B, respectively, 2,303,158 and 402.105 shares of common stock issuable upon conversion of shares of Series J Convertible Preferred Stock held directly by Cleantech A and Cleantech B, respectively and 5,798,200 and 1,012,300 shares of common stock issuable upon the exercise of Series J Warrants held directly by Cleantech A and Cleantech B, respectively. Cleantech GP is the general partner of Cleantech A and Cleantech B. ZCL provides certain monitoring, advisory and consulting services to Cleantech A and Cleantech B. ZVL is the majority partner of Cleantech GP and ZCL. As a result of these relationships, each of Cleantech GP, ZCL and ZVL may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by Cleantech A and Cleantech B.
(30)	Represents 230,901 shares of common stock issued to ZHL as compensation for Samer Salty’s service on the Board during 2012 and 2013. For United Kingdom regulatory reasons, ZHL has been designated as the entity to receive all director fees payable by us in respect of Mr. Salty’s service on our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, each of our directors, officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except: Craig Cogut (2 late filings/3 late transactions); Pegasus Capital IV (1 late filing/2 late transactions); Pegasus IV GP (1 late filing/2 late transactions); Pegasus IV (2 late filings/3 late transactions); Pegasus LLC (1 late filing/1 late transaction); Pegasus Investors (1 late filing/1 late transaction); Pegasus GP (1 late filing/1 late transaction); Holdings II (1 late filing/1 late transaction); Samer Salty (1 late filing/4 late transactions); Cleantech A (1 late filing/4 late transactions); Cleantech B (1 late filing/4 late transactions); Cleantech II General Partner, L.P. (1 late filing/4 late transactions); Cleantech GP (1 late filing/4 late transactions); ZCL (1 late filing/4 late transactions); ZVL (1 late filing/4 late transactions); ZHL (1 late filing/4 late transactions); Richard Hannah Davis, Jr. (1 late filing); Vincent J. Colistra (1 late filing); and Patrick Louis Meagher (1 late filing).

Compensation Committee Interlocks and Insider Participation

During 2013 and through February 6, 2014, the members of our Compensation Committee were Messrs. Brathwaite, Handy, Wacaster and Wagner. On February 3, 2014, Mr. Handy resigned from the Board and the committees on which he served and on February 6, 2014, Mr. Brathwaite resigned from the Board and the committees on which he served. Mr. Wacaster is an executive officer and partner of Pegasus Capital. As described in further detail under “Certain Relationships and Related Transactions,” during the year ended December 31, 2013, we did not pay or otherwise accrue any fees and expenses to Pegasus Capital and its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parent Company

LSGC Holdings may be deemed to be our “parent” by virtue of its beneficial ownership of our voting securities. As of July 16, 2014, LSGC Holdings directly owned 154,089,829 shares of our common stock and indirectly owned an additional 20,972,496 shares of our common stock by virtue of its voting and dispositive control over shares held by its affiliate, LED Holdings. LSGC Holdings and LED Holdings are affiliates of Pegasus IV and Pegasus Capital, and they collectively hold approximately 83.5% of our common stock as of July 16, 2014 (calculated in accordance with Rule 13d-3 of the Exchange Act) Act), including 16,396,842 and 19,280,000 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by their affiliates Holdings II and PCA Holdings, respectively, and 20,691,579 and 8,947,368 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by their affiliates Holdings II and PCA Holdings, respectively.

Related Party Transaction Policy

Our Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving the Company and any executive officer of the Company, any director or director nominee of the Company, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.

The policy requires our Audit Committee to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee is to (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or the proposed material amendment to such transaction, and (ii) determine that the related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management is required to recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. After review, the Audit Committee must approve or disapprove such transactions and any material amendments to such transactions.

In addition to the above policy, because we have entered into a number of transactions with affiliates of Pegasus Capital, our board of directors established a Committee of Independent Directors, or the Independent Committee, in December 2008 to consider the approval of, and to make recommendations to the board of directors or any committee thereof regarding, any related-party transactions from time to time between us and Pegasus Capital or its affiliates, our executive officers and/or our directors. On June 8, 2012, our Board adopted a charter for the Committee of Independent Directors in order to expand its authority to negotiate and approve or reject related party transactions between the Company and (i) Pegasus Capital, (ii) our executive officers, (iii) our directors, or (iv) any other person or entity that may be deemed an affiliate or related party.

During 2013 and through February 7, 2014, the committee of independent directors consisted of Messrs. Harkleroad, den Daas and Wagner. On February 7, 2014, Mr. den Daas resigned from the Board. Other than our entrance into the Riverwood Subscription Agreement and the Riverwood Support Services Agreement (defined below) and issuance of the Original Riverwood Warrant (defined below), each of the transactions set forth below were reviewed and approved by the Committee of Independent Directors

Series J Preferred Offering

On September 11, 2013, we entered into a Preferred Stock Subscription Agreement (the “Series J Subscription Agreement”) with RW Holdings, PCA Holdings and Holdings II pursuant to which we issued an aggregate of 17,394 shares of Series J Preferred Stock and raised gross proceeds of approximately $17.4 million (the “Series J Offering”). We issued 12,500 shares of Series J Preferred Stock to Holdings II, 2,500 shares of Series J Preferred Stock to PCA Holdings and 2,394 shares of Series J Preferred Stock to RW Holdings.

Pursuant to the Series J Subscription Agreement, Pegasus Capital agreed to purchase the number of shares of Series J Preferred Stock equal to 20,000 minus the aggregate number of shares of Series J Preferred Stock issued in the Series J Offering and the offering to the then current holders of shares of Series H Preferred Stock and Series I Preferred Stock of the preemptive right to purchase a pro-rata share of the shares of Series J Preferred Stock issued in the Series J Offering (the “Pegasus Series J Commitment”).

The Series J Subscription Agreement also provided each of RW Holdings, PCA Holdings and Holdings II with the right to exchange all or any part of the Series J Preferred Stock held by such purchaser for securities issued in connection with certain subsequent offerings of the Company’s debt or equity securities (a “Qualified Follow-On”).

Amendments to Certificates of Designation and Preferred Stock Subscription Agreements

On the September 11, 2013, and in connection with the Series J Offering, RW Holdings, Holdings II, PCA Holdings and certain holders of shares of Series H Preferred Stock and Series I Preferred Stock agreed to make certain amendments to the agreements entered into in connection with the purchase of (i) the shares of Series H Preferred Stock and Series I Preferred Stock and (ii) the Company’s previously issued shares of Series F Preferred Stock and Series G Preferred Stock, which were subsequently converted into shares of Series H Preferred Stock and Series I Preferred Stock (collectively, the “Preferred Stock Subscription Agreements”).

The amendments to the Preferred Stock Subscription Agreements include the termination of the right of the holders to seek indemnification from the Company for certain breaches of the representations and warranties contained in the Preferred Stock Subscription Agreements.

Follow-On Offering

On January 3, 2014, we entered into separate Series J Subscription Agreements (the “Follow-on Subscription Agreements”) with each of (i) Holdings II; (ii) PCA Holdings; (iii) RW Holdings; and (iv) Cleantech A and Cleantech B pursuant to which we issued units of our securities (the “Series J Securities”) at a purchase price of $1,000 per Series J Security (the “Follow-On Offering”). Each Series J Security consists of (A) one share of Series J Preferred Stock and (B) a warrant to purchase 2,650 shares of common stock at an exercise price $0.001 per share (the “Series J Warrants”).

Pursuant to the Follow-on Subscription Agreements, on January 3, 2014 we issued 2,000 Series J Securities to PCA Holdings, 6,000 Series J Securities to Holdings II and 2,860 Series J Securities to RW Holdings. On January 9, 2014, we issued 2,188 Series J Securities to Cleantech A and 382 Series J Securities to Cleantech B. On January 14, 2014, we issued 4,000 Series J Securities to PCA Holdings. We issued an aggregate of 17,430 Series J Securities for aggregate gross proceeds of $17,430,000 in connection with the Follow-On Offering.

The Follow-On Offering was deemed a Qualified Follow-On as such term is used and defined in the Series J Certificate of Designation and the Series J Subscription Agreements. In addition, because Holdings II, PCA Holdings and RW Holdings collectively held at least a majority of the issued and outstanding shares of Series J Preferred Stock as of immediately prior to the sale of Series J Securities pursuant to the Follow-on Subscription Agreement, and because each elected to exchange all of their shares of Series J Preferred Stock for Series J Securities, all of the holders of Series J Preferred Stock were required to exchange all of their shares of Series J Preferred Stock for Series J Securities.

Transactions with affiliates of Pegasus Capital

Pegasus Warrant

As compensation for the advisory services provided by Pegasus, on September 11, 2013, we issued a warrant to Holdings II (the “Pegasus Warrant”) to purchase 10,000,000 shares of our common stock at an exercise price to be determined at the time of exercise pursuant to a formula as described therein. The Pegasus Warrant also provides for certain anti-dilution adjustments and, if unexercised, expires on May 25, 2022.

November Series J Offering

On November 19, 2013, we entered into a Preferred Stock Subscription Agreement with Holdings II pursuant to which we issued 1,157 shares of Series J Preferred Stock at a price of $1,000 per share and total consideration of $1,157,000. The purchase of the shares of Series J Preferred Stock by Holdings II satisfies the Pegasus Series J Commitment.

Relationship with T&M Protection Resources

During 2013 and through March 25, 2014, we incurred security fees of $15,000 for security services provided by T&M Protection Resources, a security company affiliated with Pegasus Capital, primarily for our facility in Monterrey, Mexico.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our executive officers at July 17, 2014:

Name	Age	Position Held With Us
Richard H. Davis, Jr.	56	Interim Chief Executive Officer
Fredric Maxik	54	Chief Technology Officer
Dennis McGill	65	Interim Chief Operating Officer and Interim Chief Financial Officer

The following biographies describe the business experience of our executive officers. Each officer serves at the discretion of our Board. There are no family relationships among any of our officers.

Richard H. Davis Jr. joined our Board on November 13, 2013 and was appointed Interim Chief Executive Officer on February 3, 2014. Mr. Davis joined Pegasus Capital as an Operating Partner in 2005 and became Partner and Chief Operating Officer in 2010. Mr. Davis is a member of the Executive, Investment and Compliance Committees of Pegasus Capital. Previously, Mr. Davis served on President Ronald Reagan’s political team and in three Reagan administration cabinet agencies including as White House Special Assistant to the President for the Domestic Policy Council. In his capacity in the White House, Mr. Davis managed all policy development related to climate, energy and environment. President George H.W. Bush appointed Mr. Davis Deputy Executive Director for the White House Conference on Science and Economic Research Related to Global Climate Change. In 2000 and 2008, Mr. Davis served as Senator John McCain’s national campaign manager leading all aspects of the campaign activity. While serving as Senator McCain’s chief strategist and political advisor, Mr. Davis was integral in the development of some key legislative initiatives including ground breaking climate legislation and campaign finance reform. Mr. Davis currently serves on the Board of The Environmental Defense Action Fund developing initiatives and ties to the corporate community that promotes better stewardship of the environment.

Fredric Maxik has served as our Chief Technology Officer since January 2010 and from June 2004 to October 2007. Mr. Maxik served as our Chief Scientific Officer from October 2007 to January 2010 and as a director from August 2004 to October 2007. Mr. Maxik rejoined our Board on June 12, 2014. After graduating from Bard College with a Bachelor of Arts degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he served as vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik’s research and innovation has resulted in the issuance of 112 U.S. patents in the field of solid state lighting, which are held by Lighting Science Group and its subsidiaries. Mr. Maxik is also a member of the expert advisory committee for Pegasus Capital.

Dennis McGill was appointed as our Interim Chief Operating Officer on June 12, 2014 and as our Interim Chief Financial Officer on July 9, 2014. Mr. McGill was a senior director of Alvarez & Marsal Private Equity Performance Improvement Group, LLC from March 2014 to June 2014. From February 2013 to October 2013, Mr. McGill served as executive vice president and chief financial officer of Heartland Automotive Services, Inc., an owner and operator of over 540 Jiffy Lube service centers throughout the United States. During his time with Heartland Automotive Services, Inc., Mr. McGill restructured the accounting department and actively participated with the senior management team to develop and roll-out a new business model. From September 2010 to February 2013, Mr. McGill served as executive vice president and chief financial officer of Blockbuster LLC. Mr. McGill, who joined Blockbuster LLC in connection with its Chapter 11 bankruptcy filing, was responsible for directing the internal reorganization team and managing various aspects of the Chapter 11 process. In this role, he created and implemented an improved customer value proposition while reducing annual general and administrative overhead and annual distribution center expenses. From March 2005 to July 2010, Mr. McGill served as executive vice president and chief financial officer of Safety-Kleen Systems, Inc., an international leader in recycling and re-refining of oils and industrial fluids. During this time, Mr. McGill structured, negotiated, and closed a $0.5 billion recapitalization and led the company’s merger and acquisition efforts. He also focused on improving liquidity through reduced cost structure and improved asset utilization and accounts receivable collections. Mr. McGill holds a Bachelor of Science degree in Finance and Accounting and Master of Business Administration degree from the University of California, Berkeley.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation arrangements we have with our named executive officers as set forth under the rules of the SEC. Consistent with the SEC rules, we are providing disclosure for the principal executive officer (our Chief Executive Officer or CEO) and principal financial officer (our Chief Financial Officer or CFO), regardless of compensation level, and the three most highly compensated executive officers in our last completed fiscal year, other than the CEO and CFO. All of these executive officers are referred to in this Compensation Discussion and Analysis as our “NEOs.”

For 2013, our NEOs were:

Name	Title
Vincent J. Colistra (1)	Interim Chief Executive Officer
Thomas C. Shields (2)	Chief Financial Officer
Fredric Maxik	Chief Technology Officer
Patrick Meagher	Executive Vice President of Product Development
Jeremy Cage (3)	Former Chief Executive Officer and Director
Brad Knight (4)	Former Chief Executive Officer

(1)	Mr. Colistra resigned as Chief Executive Officer on February 3, 2014 and was appointed as Chief Restructuring Officer. Mr. Colistra resigned as Chief Restructuring Officer on April 25, 2014
(2)	Mr. Shields resigned as Chief Financial Officer on July 8, 2014.
(3)	Mr. Cage would have been a NEO for fiscal year 2013 but for the fact that his employment terminated on November 8, 2013.
(4)	Mr. Knight would have been a NEO for fiscal year 2013 but for the fact that he resigned as Chief Executive Officer on January 2, 2013.

Recent Events

Mr. Shields, our former Chief Financial Officer, resigned on July 8, 2014 and Dennis McGill assumed the duties of interim Chief Financial Officer on July 9, 2014. Mr. Colistra, our former Chief Executive Officer, resigned on February 3, 2014 and Richard H. Davis, Jr. assumed the duties of interim Chief Executive Officer. Mr. Davis agreed to serve in this capacity for no additional compensation. Mr. Meagher, our former Executive Vice President of Product Development resigned on December 31, 2013.

Overview and responsibility for compensation decisions

The Compensation Committee of our Board has responsibility for evaluating the performance and development of our executive officers in their respective positions, reviewing individual compensation as well as corporate compensation principles and programs, establishing corporate and individual performance objectives as they affect compensation, making determinations as to whether and to what extent such performance objectives have been achieved and ensuring that we have effective and appropriate compensation programs in place. In addition, our Compensation Committee considers whether any of our compensation policies and practices create risks to our risk management practices or provide risk-taking incentives to our executives and other employees.

Our Chief Executive Officer supports our Compensation Committee by driving our annual business plan process, providing information related to the ongoing progress under our annual business plan and other business and financial results, undertaking performance assessments of other executives and presenting other personnel-related data for the Compensation Committee’s consideration. In addition, as the manager of our executive team, our Chief Executive Officer assesses each executive’s contribution to corporate goals as well as achievement of his or her individual goals and makes a recommendation to our Compensation Committee with respect to compensation for executive officers other than himself. Our Compensation Committee meets, including in executive sessions, to consider these recommendations, conducts a similar evaluation of the Chief Executive Officer’s contributions to corporate goals and achievement of individual goals and makes determinations related to the Chief Executive Officer’s and the other executive officers’ compensation.

Our overall compensation philosophy is to provide a competitive total compensation package that will:

•	fairly compensate our executive officers;

•	attract and retain qualified executive officers who are able to contribute to the long-term success of our company;

•	incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking; and

•	align our executives’ long-term interests with those of our stockholders.

Our Compensation Committee believes that the quality, skills and dedication of our executive officers are critical factors affecting our long-term value. Our compensation arrangements with executive officers are, to a large degree, based upon our consolidated revenue and earnings achievements along with personal performance objectives agreed upon at the beginning of the fiscal year with the respective executive. We believe in compensating progressively for the achievement of established objectives.

In setting compensation levels for individual officers, our Compensation Committee applies its judgment in determining the amount and mix of compensation elements for each NEO, and to date our compensation process has been a largely discretionary process based upon the collective experience and judgment of the Compensation Committee members acting as a group. Factors affecting the Compensation Committee’s decisions in setting compensation generally include:

•	overall corporate performance;

•

the individual officer’s performance against corporate-level strategic goals established as part of our annual business plan and the officer’s effectiveness in managing toward achievement of those goals;

•	the nature and scope of the officer’s responsibilities; and

•	informal market surveys and the personal experience of members of our Board.

The Compensation Committee has also reviewed our compensation policies and practices for all of the executive officers and other employees and determined that any risks arising from such compensation policies and practices, including any risks to our risk management practices and risk-taking incentives created from such compensation policies and practices, are not reasonably likely to have a material adverse effect on the Company.

While our Compensation Committee is authorized to engage the services of outside consultants and advisors, neither the Compensation Committee nor our management has to date retained a compensation consultant to review or provide advice concerning our policies and procedures with respect to executive compensation. To date, we have not formally benchmarked our executive compensation against peer companies, and we have not identified a group of peer companies against which we would compare our compensation practices. While our Compensation Committee considers the overall mix of compensation components in its review of compensation matters, it has not adopted formal or informal policies or guidelines for allocating compensation between long-term and current compensation or between cash and non-cash compensation. The Compensation Committee intends to continue to manage our executive officer compensation programs on a flexible basis that will allow it to respond to market and business developments as it views appropriate, but will continue to consider whether the use of consultants, formal benchmarking and/or fixed guidelines for allocating between compensation components would aid the Committee in setting compensation levels or allocating between types of compensation.

We have historically reviewed compensation as part of the annual business plan process undertaken by management and our Board in the early part of each year. During this process, our Compensation Committee reviews overall compensation, evaluates performance, determines corporate-level performance goals for that year’s business plan and, when appropriate, makes changes to one or more components of our executives’ compensation.

In addition, we receive direct feedback from shareholders on our compensation programs through the advisory vote on the compensation paid to our NEOs (commonly known as a “say-on-pay” vote), which we held for the first time at the 2011 Annual Meeting of Shareholders and will hold every three years, including this year, as provided for in Proposal 2—Advisory Vote on Executive Compensation of this Proxy Statement. At the 2011 annual meeting, the say-on-pay proposal received over 99% approval. As our Compensation Committee evaluated its compensation practices and talent needs throughout 2013, it was mindful of the strong support stockholders expressed for its pay for performance compensation philosophy.

Historically, the exercise price of our stock options has been at least equal to the fair market value of our common stock on the date of grant. The fair market value of our common stock has been established by reference to the closing price of our common stock on the OTC Bulletin Board or the Pink Sheets, as applicable, on the date of grant.

Compensation components

Compensation for our executive officers has been highly individualized, at times structured as a result of arm’s length negotiations when an officer is initially hired, and always taking into account our financial condition and available resources. The resulting mix of compensation components has primarily included:

Compensation Component	Description	Relation to Compensation Objectives
Base Salary	Fixed cash compensation for services rendered during the fiscal year	• Fairly compensate executives • Attract and retain qualified executives

Annual Cash Incentive Bonus	Annual cash payments for achieving predetermined financial and/or performance goals	• Fairly compensate executives • Attract and retain qualified executives • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking

Long-Term Incentive Awards	Grants of stock options and/or restricted stock awards designed to focus on long-term growth and increased company value	• Attract and retain qualified executives • Align executive and stockholder interests • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking

Severance and Change of Control Benefits	Continued payments of base salary for up to 24 months after involuntary termination	• Fairly compensate executives • Attract and retain qualified executives

Other Benefits	Health and medical benefits, and the opportunity to participate in an employee stock purchase plan and a 401(k) retirement plan or comparable foreign plan	• Align executive and stockholder interests • Attract and retain qualified executives

Our Compensation Committee believes this mix is appropriate for our executive team because, among other things, it provides a fixed component (base salary) designed to offer the executive funds from which to manage personal and immediate cash flow needs and variable components (annual incentive bonuses, stock options and restricted stock awards) that incentivize our management team to work toward achievement of corporate goals and our long-term success, as well as offering protection (through termination-related benefits) against abrupt changes in the executive’s circumstances in the event of involuntary employment termination including in the context of a change of control of our company. Our Compensation Committee also believes, based on the collective experience of its members, that this mix is typical of companies in our industry and at our stage of development. It has no current plans to change the mix of components or vary the relative portions of fixed and variable compensation that comprise our overall compensation packages.

As a result of this mix of compensation components, executives earn their compensation over three time frames:

•	Current Year Performance: Salary and annual incentives that reflect actions and results over 12 months;

•	Long-Term Performance: A long-term incentive plan that reflects results over a period of years, helping to ensure that current results remain sustainable; and

•	Full Career Performance: Deferrals and retirement accumulations encourage executives to stay with the company until their working careers end.

Base Salaries. Base salary for our Chief Executive Officer and other executive officers is established based on the scope of their responsibilities, length of service with our company, individual performance during the prior year and competitive market compensation. Base salaries are reviewed annually and adjusted from time-to-time based on competitive conditions, individual performance, our overall financial results, changes in job duties and responsibilities and our company’s overall budget for base salary increases. The budget is designed to allow salary increases to retain and motivate successful performers while maintaining affordability within our company’s business plan.

Annual Cash Incentive Bonus. We also have an annual cash incentive bonus program to motivate our executive officers to attain specific short-term performance objectives that, in turn, further our long-term objectives. This program is managed as part of our annual business plan process and involves a high level of discretion on the part of our Compensation Committee. Typically, the board of directors approves a business plan for the year that incorporates corporate-level objectives. Achievement of those objectives becomes an important factor considered by the Compensation Committee when, after year-end, it makes a final determination of bonus amounts to be paid. Other factors that are considered by the Compensation Committee in determining amounts to pay include:

•	our company’s overall performance and business results;

•	general market conditions;

•	future business prospects;

•	funds available from which to pay bonuses;

•	individual performance;

•	competitive conditions; and

•	any other factors it finds relevant.

Each executive officer is measured against their contributions to the consolidated revenue and earnings achievement of our company as a whole along with their performance against individual objectives established at the beginning of the fiscal year with the participation of the respective executive as part of their total compensation plan. This discretionary approach to the variable component of our compensation program allows fluidity in how we manage short-term corporate strategy and executive incentives, while allowing us to achieve more consistency in our focus on longer-term corporate objectives. Our Compensation Committee and our Board believe that this flexibility is important in managing a growing company because it allows executive officers to respond to the often changing demands of the business without undue focus on any one specific short-term performance objective. Our Compensation Committee does not have plans at this time to change the way it manages our annual cash incentive bonus program or to take a more formal or objective approach to the way it sets bonus payment amounts.

Each executive officer has a target bonus amount, established at the time of hire and then reviewed and potentially adjusted annually over the course of the officer’s tenure with our company. For 2013, the target bonuses for executive officers ranged from 35% to 100% of base salary based on our Compensation Committee’s belief of respective competitive fixed and variable compensation levels for each officer. For 2013, the corporate-level performance objectives specified in our business plan related to consolidated sales growth, earnings and certain strategic objectives. Our Compensation Committee set a consolidated earnings target sufficient to fund the bonus pool during 2013.

For the 2012 fiscal year, we paid Mr. Meagher, our Executive Vice President of Product Development, a signing bonus of $25,000. This bonus payment was not made pursuant to our annual cash incentive bonus program. Because of our limited cash flows and our Company’s historical losses, other than the aforementioned bonus payments, our executive officers have not been awarded cash bonuses during the past three years. Our Compensation Committee elected not to award our NEOs performance based incentive bonuses for the 2012 or 2013 fiscal years due to continued losses.

Long-Term Incentive Compensation. To date, our long-term incentive awards have primarily been in the form of options to purchase our common stock, which options are generally awarded under our Equity Plan. Our stock options have an exercise price at least equal to the fair market value of our common stock on the grant date, generally vest over four years, with 25% of the option shares vesting after the first, second, third and fourth years of service following the grant, and have a 10 year term. Additional vesting acceleration benefits apply in certain circumstances discussed below.

Generally, a stock option award is made in the year that an executive officer commences employment. The size of this award is intended to offer the executive a meaningful opportunity for stock ownership relative to his or her position and reflects the Compensation Committee’s assessment of market conditions affecting the position as well as the individual’s potential for future responsibility within our company. Thereafter, additional option grants may be made in the discretion of our Compensation Committee, board of directors or Committee of Independent Directors. To date, we have not granted additional options on an annual basis to executives or other employees, although we do evaluate individual performance annually. Instead, additional options have been granted to executives on a case-by-case basis reflecting the Compensation Committee’s determination that such grants are appropriate or necessary to reward exceptional performance (including upon promotion) or to retain individuals when market conditions change. The size of additional option grants are determined at the discretion of the Compensation Committee or our board of directors, and typically incorporate our Chief Executive Officer’s recommendations (except with respect to his own option grants).

Other than the award of 500,000 restricted shares of common stock granted to Mr. Cage, our Chief Executive Officer from January 2, 2013 through November 8, 2013, the award of 192,308 restricted shares of common stock granted to Mr. Knight, our Interim Chief Executive Officer from October 19, 2012 to January 2, 2013 and our Interim Chief Operating Officer from May 25, 2012 to July 8, 2013, awards of restricted stock granted to our former Chief Executive Officer in 2011 and current Chief Technology Officer in 2008, we have not granted restricted stock awards to our NEOs.

Severance and Change in Control Benefits. We have entered into employment agreements with each of our NEOs, which provide severance benefits in the event the executive officer’s employment is terminated by us without cause or the executive officer is terminated without cause in connection with a change in control, in consideration of a release of potential claims and other customary covenants. These benefits range from 12 months to, following a change-in-control, 24 months of their base salary. In addition, all stock options held by our NEOs provide for full acceleration of unvested stock options upon a change of control of our company. For more information regarding these severance and change in control benefits, see “Executive Compensation—Estimated Benefits and Payments upon Termination of Employment or Change of Control.” Our board of directors and Compensation Committee have determined it appropriate to have these termination-related benefits in place to preserve morale and productivity, and encourage retention in the face of potentially disruptive circumstances that might cause an executive to be concerned that his or her employment is in jeopardy or that might involve an actual or rumored change in control of our company. We believe that our change of control benefits are generally in line with packages offered to executives in our industry.

Other Benefits. Certain NEOs are entitled to monthly car allowances pursuant to their employment agreements and/or were reimbursed for relocation and moving expenses. The values of such benefits are presented below under the “Summary Compensation Table” as “All Other Compensation.”

We also provide our executive officers with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, the opportunity to participate in an employee stock purchase plan, and a 401(k) retirement plan or comparable foreign plan.

Tax Matters

Our board of directors and Compensation Committee will consider the deductibility of compensation amounts paid to our executive officers including the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers in making its decisions, although such deductibility has not historically been material to our financial position, Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our Chief Executive Officer and each of the other named executive officers (other than our Chief Financial Officer), unless compensation is “performance-based” as defined under Section 162(m). Our stock option grants are generally designed to qualify as performance-based compensation for purposes of Section 162(m), and we expect compensation amounts related to options to be fully deductible. However, our Compensation Committee may, in its judgment, authorize compensation payments that are not deductible when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table summarizes the overall compensation earned by NEOs during each of the past three fiscal years ended December 31, 2013.

		Annual Compensation		Long Term Compensation Awards		All Other Compensation ($)		Total ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)
Vincent J. Colistra	2013	$—	$—	$—	$—	$184,305	(3)	$184,305
(Interim Chief Executive Officer) (2)	2012	$—	$—	$—	$—	$—		$—
	2011	$—	$—	$—	$—	$—		$—
Jeremy Cage	2013	$359,865	$—	$320,000	$2,581,929	$434,988	(5)	$3,696,782
(Chief Executive Officer and Director) (4)	2012	$—	$—	$—	$—	$—		$—
	2011	$—	$—	$—	$—	$—		$—
Brad Knight	2013	$—	$—	$100,000	$—	$390,000	(7)	$490,000
(Interim Chief Executive Officer and Interim Chief Operating Officer) (6)	2012	$—	$—	$—	$3,114,785	$240,869	(7)	$3,355,654
	2011	$—	$—	$—	$—	$—		$—
Thomas C. Shields	2013	$320,000	$—	$—	$173,535	$8,120	(9)	$501,655
(Chief Financial Officer) (8)	2012	$114,444	$—	$—	$2,409,323	$72,923	(9)	$2,596,690
	2011	$—	$—	$—	$—	$—		$—
Frederic Maxik	2013	$315,000	$—	$—	$173,535	$14,400	(10)	$502,935
(Chief Technology Officer)	2012	$315,000	$—	$—	$989,426	$14,400	(10)	$1,318,826
	2011	$308,750	$—	$—	$—	$14,400	(10)	$323,150
Patrick Meagher	2013	$300,000	$—	$—	$173,535	$110,351	(12)	$583,886
(Executive Vice President of Product Development) (11)	2012	$162,500	$25,000	$—	$1,946,740	$176,947	(9)	$2,311,187
	2011	$—	$—	$—	$—	$—		$—

(1)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, Stock Compensation, of all awards granted to the NEO during 2013, 2012 and 2011, as applicable. Assumptions used to calculate these amounts are included in Note 15, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2013.
(2)	Mr. Colistra began serving as our Interim Chief Executive Officer on November 8, 2013. Mr. Colistra resigned as Interim Chief Executive Officer on February 3, 2014, when Richard H. Davis Jr. began serving as our Interim Chief Executive Officer.
(3)	Mr. Colistra served in this capacity as an employee of PMCM, LLC, an affiliate of Phoenix Management Services, LLC, (“Phoenix”) and all payments were made to Phoenix. We paid Phoenix $20,000 per week for consulting services and reimbursed Phoenix for out of pocket travel and living expenses for time spent in Satellite Beach, FL.
(4)	Mr. Cage began serving as our Chief Executive Officer on January 2, 2012 and was appointed to the Board of Directors on March 5, 2013. Mr. Cage resigned as Chief Executive Officer and from the Board on November 8, 2013.
(5)	Includes travel and living expenses as well as separation pay.
(6)	Mr. Knight began serving as our Interim Chief Operating Officer from May 25, 2012 and as our Interim Chief Executive Officer on October 19, 2012. Mr. Knight resigned as our Interim Chief Executive Officer on January 2, 2013 when Mr. Cage began serving as our Chief Executive Officer and resigned as our Interim Chief Operating Officer on July 8, 2013. Mr. Knight continued to provide consulting services to us through Riverwood until February 18, 2014.
(7)	Mr. Knight served in this capacity as an employee of Riverwood and all payments were made to Riverwood. We paid Riverwood $7,500 per week for consulting services and reimbursed Riverwood for out-of-pocket travel and living expenses for time spent in Satellite Beach, FL.
(8)	Mr. Shields began serving as our Chief Financial Officer on August 23, 2012. Mr. Shields resigned as Chief Financial Officer on July 8, 2014, when Dennis McGill began serving as our Interim Chief Financial Officer
(9)	Consists of relocation expenses.
(10)	Includes annual car allowance.
(11)	Mr. Meagher began serving as our Executive Vice President of Product Development on June 18, 2012. Mr. Meagher resigned as Vice President of Product Development on December 31, 2013.
(12)	Includes relocation expenses as well as separation pay.

2013 Grants of Plan-Based Awards

The following table sets forth each Equity Plan-based award granted to our NEOs during the year ended December 31, 2013.

Name	Grant Date	Shares Underlying Restricted Stock Award	Shares of Common Stock Underlying Options	Exercise Price of Option Awards (1)	Grant Date Fair Value of Option Awards (2)
Jeremy Cage	January 2, 2013	—	4,500,000	$0.64	$2,317,500
	January 2, 2013	500,000	—	$—	$320,000
Brad Knight	March 22, 2013	192,308	—	$—	$100,000
Thomas C. Shields	August 7, 2013	—	575,000	$0.50	$173,535
Frederic Maxik	August 7, 2013	—	575,000	$0.50	$173,535
Patrick Meagher	August 7, 2013	—	575,000	$0.50	$173,535

(1)	The amount in this column represent the exercise price of the option awards, as determined by our Board with the assistance of management, which is not less than the fair market value of our common stock on the date of grant.
(2)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, of the respective award granted to the NEO during fiscal 2013. Assumptions used to calculate these amounts are included in Note 15, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides certain information concerning unexercised options, stock that has not vested and Equity Plan awards held by each of our NEOs that were outstanding as of December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeremy Cage	131,250(1)	—	—	$0.64	11/8/2014	—	$—	—	$—

Brad Knight	1,285,726(2)	1,656,473(2)	—	$1.34	7/5/2022	—	$—	—	$—

Thomas C. Shields	734,549(3)	2,203,650(3)	—	$1.34	8/23/2022	—	$—	—	$—
	—	575,000(4)	—	$0.50	8/7/2023	—	$—	—	$—

Frederic Maxik	75,000(5)	—	—	$4.90	4/17/2018	—	$—	—	$—
	1,500,000(6)	—	—	$1.00	8/21/2019	—	$—	—	$—
	233,333(7)	700,000(7)	—	$1.34	7/5/2022	—	$—	—	$—
	—	575,000(4)	—	$0.50	8/7/2023

Patrick Meagher	459,093(8)	—	—	$1.34	7/5/2022	—	$—	—	$—

(1)	These options were granted on January 2, 2013 and vested on November 8, 2013.
(2)	These options were granted on July 5, 2012. 2.08% of these options will vest on the first of each month until fully vested on March 1, 2016.
(3)	These options were granted on August 23, 2012, 25% vested on August 23, 2013 and the balance will vest 25% on each of August 23, 2014, 2015 and 2016.
(4)	These options were granted on August 7, 2013 and will vest 25% on each of August 7, 2014, 2015, 2016 and 2017.
(5)	These options were granted on April 17, 2008 and 25,000 options vested on each of April 17, 2009, April 17, 2010 and April 17, 2011.

(6)	These options were granted on August 21, 2009 and vested 25% on August 21, 2010. The vesting was accelerated on December 30, 2010 for the remaining unvested shares due to the achievement of a “capitalization threshold event.”
(7)	These options were granted on July 5, 2012, 25% vested on July 5, 2013 and the balance will vest 25% on each of July 5, 2014, 2015 and 2016.
(8)	These options were granted on July 5, 2012 and vested on July 5, 2013.

Option Exercises

No options were exercised during the year ended December 31, 2013.

Employment Agreements

We had employment agreements with all of our NEOs during 2013 other than Messrs. Knight and Colistra, each of which is described in more detail below.

Employment Agreement with Jeremy Cage

Effective January 2, 2013, we entered into an employment agreement with Mr. Cage pursuant to which Mr. Cage agreed to serve as our Chief Executive Officer. Pursuant to his employment agreement, Mr. Cage was entitled to a base salary of $400,000 and benefits generally available to other senior executives of the Company. Mr. Cage was also eligible to receive a target annual bonus of up to 100% of his base salary, subject to satisfactory completion of performance metrics set by the board of directors of the Company and he was eligible for an annual bonus that exceeds 100% of his base salary for exceptional performance by Mr. Cage and the Company during any bonus year. The bonus metrics were to be determined by our Board in its sole discretion.

Mr. Cage was granted 500,000 shares of restricted common stock and options to purchase 4,500,000 shares of common stock at an exercise price of $0.64 per share, each subject to the Company’s Amended and Restated Equity Based Compensation Plan. The restricted stock was to vest (i) in full upon the fourth anniversary following the execution of the employment agreement, provided that Mr. Cage remains employed by the Company through such date; (ii) in full upon the material diminution of duties or responsibilities or the termination of Mr. Cage’s employment after a “change of control” of the Company; or (iii) pro rata upon the termination of Mr. Cage’s employment without “cause,” by Mr. Cage for “good reason” or due to Mr. Cage’s death or “disability” (as each term is defined in the employment agreement”), which pro rata amount will be calculated based upon the number of months Mr. Cage has been employed by the Company at such time of termination divided by 48. The options vest (i) 25% on each anniversary of the execution of the Employment Agreement, provide that Mr. Cage remain employed by the Company as of such time; (ii) in full upon the material diminution of duties or responsibilities or the termination of Mr. Cage’s employment after a “change of control” of the Company, or (iii) pro rata upon the termination of Mr. Cage’s employment without “cause,” by Mr. Cage for “good reason” or due to Mr. Cage’s death or “disability,” which pro rata amount will be calculated based upon the number of months Mr. Cage has been employed by the Company at such time of termination divided by 48. In the event the Company terminates Mr. Cage’s employment for reasons other than “cause” or change of control, or if he resigns for “good reason”, Mr. Cage will be entitled to receive severance in an amount equal to (i) twelve months of his base salary, plus (ii) the annual bonus that he would actually have earned for the year in which termination occurs, prorated through the date of termination.

For purposes of this agreement, “cause” was defined as: (a) a willful material breach of executive’s obligations under the agreement, which the executive fails to cure, if curable, within 30 days after receipt of a written notice of such breach; (b) gross negligence in the performance or intentional non-performance of executive’s material duties to us or any of our affiliates; (c) commission of a felony or a crime of moral turpitude; (d) commission of a material act of deceit, fraud, perjury or embezzlement that involves or directly or indirectly causes harm to us or any of our affiliates; or (e) repeatedly (i.e., on more than one occasion) being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) during the performance of executive’s duties to us or any of our affiliates, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of executive’s duties to us or any of our affiliates.

For purposes of this agreement, “good reason” means the occurrence, without executive’s prior written consent, of any of the following events: (a) any material breach by us of our obligations under the agreement; (b) a reduction in executive’s base salary (other than a reduction made in connection with an across-the-board proportionate reduction in the base salaries of all of our employees with a position of director or above that is no more than 10% of base salary); (c) a material reduction by us in the kind or level of employee benefits to which executive is entitled immediately prior to such reduction (other than a reduction generally applicable to all our executive level employees that, in combination with any reduction in base salary, does not reduce executive’s total compensation by more than 10%); (d) a material reduction by us of executive’s duties and level of responsibilities; or (e) requiring executive to be based at any office or location that is more than 50 miles from Satellite Beach, Florida; provided, that any such event described in (a) through (e) above will not constitute good reason unless executive delivers written notice of termination for good reason to us within 90 days after executive first learns of the existence of the circumstances giving rise to good reason, and within 30 days following the delivery of such notice, we have failed to cure the circumstances giving rise to good reason.

On November 8, 2013, Mr. Cage resigned as Chief Executive Officer and from such other roles and positions he held with us. In connection with Mr. Cage’s resignation, Mr. Cage was entitled to the following severance: (i) payment of his base salary accrued and unpaid through the termination date; (ii) payment of any earned but unused vacation through the termination date; (iii) reimbursement of any reasonable and qualified expenses properly incurred prior to the termination date and (iv) a $400,000 cash payment, representing one (1) times his annual base salary, payable in bi-weekly installments over a period of 12 months (the “Cage Severance Period”). Mr. Cage also has the right during the Cage Severance Period to continuation of any applicable health, accident and life insurance plans or arrangements for which he was participating as of the termination date. Additionally, upon Mr. Cage’s resignation, 114,583 unvested restricted shares of the common stock and 1,031,250 unvested options to purchase shares of common stock previously granted to Mr. Cage vested in full on the termination date. The remaining unvested restricted shares of common stock or unvested options to purchase shares of common stock held by Mr. Cage were forfeited as of the termination date. Mr. Cage remains subject to certain non-competition, non-solicitation and confidentiality provisions during the Cage Severance Period as described in his employment letter with the Company, dated November 29, 2012.

Employment Agreement with Thomas C. Shields

Effective August 23, 2012, we entered into an employment agreement with Mr. Shields pursuant to which Mr. Shields agreed to serve as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Shields is entitled to a base salary of $320,000 and benefits generally available to other employees. Mr. Shields is also entitled to relocation assistance including temporary lodging for a period of up to nine months, a per diem of $60 per day for 120 days and customary moving expenses and closing costs on both Mr. Shields’ prior and any new home. Mr. Shields is required to repay any lodging expenses paid by the Company if he voluntarily leaves the Company within one year of his date of hire other than for “good reason”. Mr. Shields is also eligible to participate in a bonus plan under which he could receive up to 75% of his base salary, with the bonus payment for 2012, if any, to be pro-rated. The bonus metrics are to be determined by our Board in its sole discretion.

Mr. Shields also received, as of August 23, 2012, options to purchase 2,938,199 shares of common stock at an exercise price of $1.34 per share, which vest in four equal annual installments beginning on the first anniversary of the date of grant. Mr. Shields’ employment is at will and may be terminated at any time. In the event the Company terminates Mr. Shields’ employment for reasons other than “cause” or change of control, or if he resigns for “good reason”, Mr. Shields will be entitled to receive severance in an amount equal to (i) twelve months of his base salary, plus (ii) the annual bonus that he would actually have earned for the year in which termination occurs, prorated through the date of termination.

For purposes of this agreement, termination shall be deemed to be for “cause” if it is, in whole or part, based on: (i) Mr. Shield’s commission of an act of fraud, malfeasance, recklessness or gross negligence against the Company or any of its personnel, or in connection with the performance of his duties of employment hereunder; (ii) his commission of any act which is materially injurious to the Company, its personnel, its interests or its reputation; (iii) his indictment or conviction for, or plea of no contest to, any felony or any other crime involving moral turpitude; or (iv) his willful or intentional failure to fulfill any of his material duties and /or responsibilities thereunder, which failure has not been cured to our reasonable satisfaction within 30 days of the date on which he is given written notice of such failure.

For purposes of this agreement, Mr. Shield’s resignation shall be deemed to be for “good reason” if he resigns following the occurrence of any of the following: (i) a material adverse change of his title, position, responsibilities, authority or duties, in each case, as an executive officer of the Company; (ii) a reduction in his base salary (except with his consent) or bonus opportunity or incentive opportunity; (iii) our requiring him to be based at a materially different geographic location; (iv) our material breach of any provision of his offer letter; or (v) a failure by the Company to obtain the assumption of his original offer letter by any successor to or assignee of substantially all of our business and/or assets. Notwithstanding the foregoing, Mr. Shield’s resignation shall not be considered to be for good reason unless the Company receives, within thirty days following the date on which he knows, or with the exercise of reasonable diligence would know, of the occurrence of any of the events set forth in clauses above, written notice from him specifying the specific basis for his belief that he is entitled to terminate employment for good reason, we fail to cure the event constituting good reason within thirty days after our receipt of such written notice, and he resigns within thirty days following expiration of such cure period.

Effective July 8, 2014, Mr. Shields resigned as Chief Financial Officer.

Employment Agreement with Fredric Maxik

On March 22, 2011, we entered into a new employment agreement with Mr. Maxik pursuant to which Mr. Maxik agreed to serve as our Chief Technology Officer. Under his employment agreement, Mr. Maxik was entitled to an annual base salary of $300,000. However, in October 2011, as part of the annual compensation review, Mr. Maxik’s base salary was increased from $300,000 to $315,000. We could also pay Mr. Maxik bonuses at such times and in such amounts as our board of directors determines, and Mr. Maxik was entitled to participate in the Equity Plan. Mr. Maxik’s employment agreement was extended to October 4, 2014. It may be terminated at any time, without severance, by Mr. Maxik voluntarily or by us with “cause.” In the event that Mr. Maxik’s employment is terminated by us without “cause” or by Mr. Maxik with “good reason,” during the 24-month period following a change of control, Mr. Maxik is entitled to severance pay equal to 24 months’ base salary. Any severance paid reduces the amount that Mr. Maxik otherwise would be entitled to receive for complying with the non-competition restrictions in his employment agreement, except in the case of a qualifying severance following a change of control. “Cause” and “Good Reason” had the same definitions as those terms in Mr. Cage’s employment agreement, except that “Cause” did not explicitly include a misrepresentation of education, work experience or other matter upon which the Company relied in considering and offering employment.

Employment Agreement with Patrick Meagher

On June 12, 2012, we entered into an employment agreement with Mr. Meagher pursuant to which Mr. Meagher agreed to serve as our Executive Vice President, Product Development. Pursuant to the employment agreement, Mr. Meagher was entitled to a base salary of $300,000 and benefits generally available to other employees. Mr. Meagher was also entitled to relocation assistance including (a) temporary lodging for a period of up to nine months and a per diem of $60 per day for 120 days and customary moving expenses and closing costs on both Mr. Meagher’s prior and any new home. Mr. Meagher was required to repay any lodging expenses paid by the Company if he voluntarily left the Company within one year of his date of hire. Mr. Meagher was also eligible to participate in a bonus plan of up to 35% of his base salary based upon a combination of performance and personal achievements. Mr. Meagher was also entitled to a grant of stock options and on July 5, 2012 the Board granted Mr. Meagher an option to purchase 1,836,374 shares of common stock at an exercise price of $1.34 per share, which vest in four equal annual installments beginning on the first anniversary of the date of grant. Mr. Meagher’s employment is at will and may be terminated at any time. If Mr. Meagher was terminated for reasons other than for “cause” or a change of control, Mr. Meagher was entitled to (a) six months of base pay and (b) assistance to relocate to a new location. If he was terminated within twelve months of a change of control, Mr. Meagher is entitled to severance of twelve months of base pay. “Cause” had the same definitions as those terms in Mr. Shield’s employment agreement.

Effective December 31, 2013, Mr. Meagher resigned as Executive Vice President, Product Development.

Estimated Benefits and Payments upon Termination of Employment or Change of Control

The following table describes the potential payments and benefits upon termination of our NEOs’ employment before or after a change in control of our Company as described above, as if each officer’s employment terminated as of December 31, 2013. See “Compensation Discussion and Analysis—Principal Elements of Executive Compensation—Severance and Change in Control Benefits” for a description of the severance and change in control arrangements for our named executive officers.

Name	Severance Amount ($)		Accelerated Vesting of Stock Options ($) (1)		Accelerated Vesting of Restricted Stock ($) (1)	Benefit Continuation ($)		Total ($)
Thomas C. Shields
Termination without cause	$320,000	(2)	$—	(3)	NA	$5,506	(4)	$325,506
Voluntary (Good Reason)	$320,000	(2)	$—	(3)	NA	$5,506	(4)	$325,506
Voluntary	NA		NA		NA	NA		NA
Death/Disability	NA		$—	(3)	NA	NA		$—
Change in Control	$320,000	(2)	$—	(3)	NA	$5,506	(4)	$325,506
Frederic Maxik
Termination without cause	$315,000	(2)	$—	(5)	NA	NA		$315,000
Voluntary (Good Reason)	$315,000	(2)	$—	(5)	NA	NA		$315,000
Voluntary/Death/Disability	NA		NA		NA	NA		NA
Change in Control	$630,000	(6)	$—	(5)	NA	NA		$630,000

(1)	Assumes a market value of $0.31 per share of common stock, as reported on the OTC Bulletin Board on December 31, 2013.
(2)	This severance payment consists of one times the officer’s annual base salary.
(3)	Upon termination by us without “cause” or by Mr. Shields for “good reason,” Mr. Shields is entitled to the accelerated vesting of 1,022,050 stock options. Upon termination due to death, disability or a change of control, Mr. Shields is entitled to the accelerated vesting of 2,778,650 stock options. 2,203,650 of these options has an exercise price of $1.34 per share and 575,000 of these options has an exercise price of $0.50 per share. As of December 31, 2013, these options are “out-of-the-money” and have $0 value.
(4)	The benefit continuation will be paid by the Company for 12 months as of the separation date.
(5)	Upon termination by us without “cause” or by Mr. Maxik for “good reason,” Mr. Maxik is entitled to the accelerated vesting of 377,083 stock options. Upon termination due to a change of control, Mr. Maxik is entitled to the accelerated vesting of 1,275,000 stock options. 700,000 of these options has an exercise price of $1.34 per share and 575,000 of these options has an exercise price of $0.50 per share. As of December 31, 2013, these options are “out-of-the-money” and have $0 value.
(6)	This severance payment consists of twice the officer’s annual base salary.

Director Compensation

Director compensation is determined by the Board. During 2013, each of our non-employee directors was entitled to the following compensation:

•	200,000 Restricted Stock Awards of our common stock (“RSAs”), to be issued on August 9, 2013, with such RSAs remaining unvested through December 31, 2013, and fully vesting on January 1, 2014;

•

an aggregate of 25,000 additional RSAs for service on one or more committees of the Board. Such RSAs were to be issued as of August 9, 2013, and remaining unvested through December 31, 2013, and fully vesting on January 1, 2014;

•

an aggregate of 15,000 additional RSAs for service as the chair of one or more committees of the Board. Such RSAs were to be issued as of August 9, 2013, and remaining unvested through December 31, 2013, and fully vesting on January 1, 2014; and

•

For any director serving on the Board and/or committees of the Board during a portion of 2013, but for less than the entire year, a pro-rated portion of the aforementioned compensation amounts, equal to the number of days of such director’s service on the Board and/or Committees divided by 365 multiplied by such director’s full-year compensation amount. Such award was to be issued as of the later of August 9, 2013 or the date of such director’s appointment. The applicable award was to fully vest on the later of such director’s date of termination from the Board or January 1, 2014.

•	Beginning in September 2013 and continuing through February 3, 2014, the Chairman of the Board was entitled to $15,000 per month, for serving in such capcacity.

Director compensation table

Directors who are employees of the company receive no additional compensation for their service on our Board or its committees. The following table shows the overall compensation earned for the 2013 fiscal year with respect to each person who was a non-employee director as of December 31, 2013.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Nicholas Brathwaite (2)	$—		$100,800	(3)	$—	$—	$—	$—	$100,800
Craig Cogut (4)	$—		$6,510	(5)	$—	$—	$—	$—	$6,510
Andrew Cooper (4)	$—		$32,679	(6)	$—	$—	$—	$—	$32,679
Kaj den Daas	$—		$100,800	(3)	$—	$—	$—	$—	$100,800
Richard H Davis (4)	$—		$12,624	(7)	$—	$—	$—	$—	$12,624
Donald Harkelroad	$—		$100,800	(3)	$—	$—	$—	$—	$100,800
F. Philip Handy	$60,000	(8)	$59,053	(8)	$—	$—	$—	$—	$119,053
Samer Salty (9)	$—		$84,000	(10)	$—	$—	$—	$—	$84,000
Thomas Smach (2)	$—		$94,500	(11)	$—	$—	$—	$—	$94,500
Steven Wacaster (4)	$—		$94,500	(11)	$—	$—	$—	$—	$94,500
Leon Wagner	$—		$94,500	(11)	$—	$—	$—	$—	$94,500

(1)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, of all awards granted to the director during fiscal year 2013, as applicable. Assumptions used to calculate these amounts are included in Note 15, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2013.
(2)	Messrs. Brathwaite and Smach served on our Board as designees of Riverwood. Pursuant to the policies of Riverwood, any fees paid to Messrs. Brathwaite and Smach are for the benefit of Riverwood.
(3)	Pursuant to the compensation structure adopted by the Board, Messrs. Brathwaite and Smach each received 240,000 RSA’s with a value of $0.42 per share.
(4)	Messrs. Cogut, Cooper, Davis and Wacaster have served on our Board as designees of Pegasus Capital. Pursuant to the policies of Pegasus Capital, any fees paid to Messrs. Cogut, Cooper, Davis and Wacaster are for the benefit of Pegasus Capital.
(5)	Pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Cogut received pro rata compensation of 14,795 RSA’s with a value of $0.44 per share.
(6)	Pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Cooper received pro rata compensation of 77,808 RSA’s with a value of $0.42 per share.
(7)	Pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Davis received pro rata compensation of 26,301 RSA’s with a value of $0.48 per share.

(8)	For his service as Chairman of the Board, Mr. Handy received cash compensation of $60,000. In addition, pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Handy received pro rata compensation of 140,603 RSA’s with a value of $0.42 per share.
(9)	Mr. Salty serves on our Board as a designee of Zouk Capital. Pursuant to the policies of Zouk Capital, any fees paid to Mr. Salty are for the benefit of Zouk Capital.
(10)	Pursuant to the compensation structure adopted by the Board, Mr. Salty received 200,000 RSA’s with a value of $0.42 per share.
(11)	Pursuant to the compensation structure adopted by the Board, Messrs. Smach, Wacaster and Wagner received 225,000 RSA’s with a value of $0.42 per share.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each fiscal year, the Audit Committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the Audit Committee meets with management and the independent public accountants at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent public accountants. Together with senior members of the Company’s financial management team, the Audit Committee reviewed the overall audit scope and plans of the independent public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees,” including a discussion with management and the independent public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the Audit Committee reviewed and discussed with KPMG LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from KPMG LLP to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communication with the Audit Committee concerning independence. The Audit Committee concluded that KPMG LLP is independent from the Company and its management.

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements be included in Lighting Science Group’s Annual Report on Form 10-K for fiscal year 2013, for filing with the SEC.

AUDIT COMMITTEE

Donald R. Harkleroad

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by KPMG LLP for professional services rendered in 2013 and 2012:

	2013	2012
Audit Fees	$750,000	$897,404
Audit-Related Fees	81,000	78,866
Tax Fees	28,000	18,000
All Other Fees	0	0

Total Fees	$859,000	$1,002,000

Audit Fees. This category includes the audit of the our annual consolidated financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consents regarding equity issuances.

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.

Pre-Approval Policies and Procedures

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by KPMG LLP in 2013 were pre-approved by the Audit Committee.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

STOCKHOLDER PROPOSALS

The deadline for the submission of proposals by stockholders for inclusion in our proxy materials for our 2015 annual meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”) will be the close of business on April 1, 2015, after which date such stockholder proposal will be considered untimely. All stockholder nominations for director and other proposals intended to be presented at the 2015 annual meeting, regardless of whether such proposals are intended to be included in our proxy materials, must be submitted to our Corporate Secretary in writing and received at our principal executive offices at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937 no earlier than March 1, 2015 and no later than the close of business on May 30, 2015. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

A copy of Lighting Science Group’s 2013 Annual Report on Form 10-K, as amended, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Lighting Science Group Corporation, Attention: Investor Relations, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

FORM OF PROXY CARD

LIGHTING SCIENCE GROUP CORPORATION

BUILDING 2A, 1227 SOUTH PATRICK DRIVE

SATELLITE BEACH, FLORIDA 32937

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE

COMPANY FOR THE ANNUAL MEETING ON AUGUST 28, 2014

The undersigned hereby constitutes and appoints Zvi Raskin and Susan Mermer, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Lighting Science Group Corporation held of record by the undersigned on July 1, 2014, at the Annual Meeting of Stockholders to be held at Lighting Science Group’s headquarters, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937, on Thursday, August 28, 2014, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated August 1, 2014 and the proxy statement accompanying such notice.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

LIGHTING SCIENCE GROUP CORPORATION

August 28, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http:// proxyvote.com

Please date, sign and mail your

proxy card in the envelope

provided as soon as possible

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			NOMINEES:

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡	Sanford R. Climan Donald Harkleroad General James Jones Fredric Maxik Warner Philips Leon Wagner

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR PROPOSALS 2 AND 3 AND (III) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
2. Approval of the advisory vote on executive compensation	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as our independent public accounting firm for fiscal 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.